U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2006

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. announced in a press release dated March 22, 2006 that it has sold the first placed winning green bean coffee from the Pride of PNG 2005 international coffee cupping competition held in September 2005 in PNG. The coffee was sold to a coffee buyer from Houston, Texas at $12.00 per lb. This is the highest recorded sale price per lb for the PNG green bean coffee. Winning coffees placed 2nd to 8th from the competition are open for bids from interested buyers. To bid for the remaining Pride of PNG 2005 winning coffees, please contact Mr. Terry Klassen, our COO, at terry@coffeepacifica.com or Tel 425 299 4499.

The Vice Chairman of Coffee Pacifica, Mr. Jon Yogiyo, stated that "this sale price is historical and establishes benchmark price for high quality PNG coffee. After spending 32 years in the coffee industry I have just now started to realize the enormous potential for high quality PNG green bean coffee. Continued sales of quality PNG green bean coffee at higher prices will increase Coffee Pacifica's revenue, profitability and the coffee farmers' income. It will improve the living standards of our coffee farmers too."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                                                                        COFFEE PACIFICA, INC.

Date: March 30, 2006 ________                                                                 "SHAILEN SINGH" ___________

                                                                                                                         Shailen Singh, President & CEO